Proxy Voting Results

A special meeting of the fund's shareholders was held on March 24, 2004. The results of votes taken among shareholders on proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To amend the Declaration of Trust to allow the Board of Trustees, if permitted by applicable law, to authorize fund mergers without shareholder approval.*
	# of Votes	% of Votes
Affirmative	8,100,329,990.83	80.294
Against	1,422,303,078.07	14.098
Abstain	326,152,781.71	3.233
Broker Non-Votes	239,610,832.78	2.375
TOTAL	10,088,396,683.39	100.000
PROPOSAL 2
To elect a Board of Trustees.*
	# of Votes	% of Votes
J. Michael Cook
Affirmative	9,697,565,294.00	96.126
Withheld	390,831,389.39	3.874
TOTAL	10,088,396,683.39	100.000
Ralph F. Cox
Affirmative	9,680,209,981.36	95.954
Withheld	408,186,702.03	4.046
TOTAL	10,088,396,683.39	100.000
Laura B. Cronin
Affirmative	9,688,428,945.63	96.035
Withheld	399,967,737.76	3.965
TOTAL	10,088,396,683.39	100.000
Robert M. Gates
Affirmative	9,682,316,458.60	95.975
Withheld	406,080,224.79	4.025
TOTAL	10,088,396,683.39	100.000
	# of Votes	% of Votes
George H. Heilmeier
Affirmative	9,693,156,461.38	96.082
Withheld	395,240,222.01	3.918
TOTAL	10,088,396,683.39	100.000
Abigail P. Johnson
Affirmative	9,671,266,086.25	95.865
Withheld	417,130,597.14	4.135
TOTAL	10,088,396,683.39	100.000
Edward C. Johnson 3d
Affirmative	9,673,814,620.42	95.891
Withheld	414,582,062.97	4.109
TOTAL	10,088,396,683.39	100.000
Donald J. Kirk
Affirmative	9,687,799,319.36	96.029
Withheld	400,597,364.03	3.971
TOTAL	10,088,396,683.39	100.000
Marie L. Knowles
Affirmative	9,697,151,975.53	96.122
Withheld	391,244,707.86	3.878
TOTAL	10,088,396,683.39	100.000
Ned C. Lautenbach
Affirmative	9,700,421,627.18	96.154
Withheld	387,975,056.21	3.846
TOTAL	10,088,396,683.39	100.000
Marvin L. Mann
Affirmative	9,687,582,879.09	96.027
Withheld	400,813,804.30	3.973
TOTAL	10,088,396,683.39	100.000
William O. McCoy
Affirmative	9,689,927,994.96	96.050
Withheld	398,468,688.43	3.950
TOTAL	10,088,396,683.39	100.000
	# of Votes	% of Votes
Robert L. Reynolds
Affirmative	9,692,431,222.44	96.075
Withheld	395,965,460.95	3.925
TOTAL	10,088,396,683.39	100.000
William S. Stavropoulos
Affirmative	9,694,870,217.58	96.099
Withheld	393,526,465.81	3.901
TOTAL	10,088,396,683.39	100.000
* Denotes trust-wide proposals and voting results.